AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT

THIS AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of March 31, 2005, among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware (“Borrower”), EUROHYPO AG, NEW YORK BRANCH, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, “Administrative Agent”), and EUROHYPO AG, NEW YORK BRANCH (in its individual capacity and not as Administrative Agent, “Eurohypo”) and the other lenders signatory hereto.

RECITALS:

A.         Borrower, Administrative Agent and certain lending institutions entered into that certain Secured Revolving Credit Agreement dated as of October 13, 2004 (the “Credit Agreement”) with Borrower. All initially capitalized terms used and not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Credit Agreement.

B.         Pursuant to Section 12.02 of the Credit Agreement, this Amendment is subject to the approval of the Required Banks. Borrower, Administrative Agent and the Required Banks have agreed to amend the Credit Agreement as set forth hereinbelow.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows:

1.	Amendments. The Credit Agreement is amended as follows:

(a)        The definition of “Capitalization Value” in Section 1.01 is amended and restated as follows:

“Capitalization Value” means, at any time, the sum of (1) Combined EBITDA for the twelve (12)-month period ending with the most recently ended calendar quarter, capitalized at an annual rate equal to 7.50%, (2) Borrower’s beneficial share of unrestricted Cash and Cash Equivalents (i. e., Cash and Cash Equivalents that are not pledged or the use of which is not restricted by the terms of any document or agreement) of Borrower and its Consolidated Businesses and UJVs and (3) without duplication, the cost basis of properties of Borrower under development. For the purposes of this definition, in no event shall (x) properties under development constitute in excess of 15% of Capitalization Value or (y) leasing commissions payable by third parties and/or management and development fees contribute to greater than 5% of Capitalization Value.

[The only change is as underlined]

(b)        Section 8.01(4), Relationship of Combined EBITDA to Total Outstanding Indebtedness, is deleted from the Credit Agreement and the following inserted in its place:

(4)        Relationship of Combined EBITDA to Interest Expense. As of the end of any calendar quarter, the ratio of (i) Combined EBITDA to Interest Expense, each for the twelve (12) month period then ended and taken as a whole, to be less than 1.80 to1.00;

(c)	The reference to “7.75%” in Section 8.02(1) is amended to “7.50%”.

(d)        The foregoing amendments shall be effective with respect to reporting and calculations for the calendar quarter ending March 31, 2005.

2.          Agreements of Borrower. The Borrower agrees that the Credit Agreement and the other Loan Documents have not previously been modified, are in full force and effect and are ratified and confirmed hereby.

3.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.          Counterparts. This Amendment may be executed by execution of separate counterparts, all of which taken together shall constitute a binding agreement..

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

By	/s/ Steven E. Eder
Name:	Steven E. Eder
Title:	Authorized Signatory

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

AGENT AND BANK:	EUROHYPO AG, NEW YORK BRANCH

By: /s/ Ben J. Marciano
Name: Ben J. Marciano
Title: Managing Director

By: /s/ Stephen Cox
Name: Stephen Cox
Title: Vice President

Loan Commitment: $50,000,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	KEYBANK NATIONAL ASSOCIATION

By: /s/ Michael L Kauffman
Name: Michael L Kauffman
Title: Vice President

Loan Commitment: $37,500,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	PNC BANK, NATIONAL ASSOCIATION

By: /s/ James A Colella
Name: James A Colella
Title: Senior Vice President

Loan Commitment: $37,500,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES

By: /s/ Ralph Marra
Name: Ralph Marra
Title: Vice President

By: /s/ Kerstin Micke
Name: Kerstin Micke
Title: Assistant Treasurer

Loan Commitment: $37,500,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	HYPO REAL ESTATE CAPITAL CORPORATION

By: /s/ Roy Chin
Name: Roy Chin
Title: Managing Director

By: /s/ Jessica Munzel
Name: Jessica Munzel
Title: Director

Loan Commitment: $37,500,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	COMERICA BANK

By: /s/ Kristine L Vigliotti
Name: Kristine L Vigliotti
Title: Vice President

Loan Commitment: $27,000,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	PB (USA) REALTY CORPORATION

By: /s/ Perry Forman
Name: Perry Forman
Title: Vice President

Loan Commitment: $27,000,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	JPMORGAN CHASE BANK, N.A., a

national banking association, successor

by merger to Bank One, NA

By: /s/ Keith Lightbody
Name: Keith Lightbody
Date: 3/25/05

Loan Commitment: $27,000,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	MIDFIRST BANK, A FEDERALLY CHARTERED SAVINGS ASSOCIATION

By: /s/ W. Thomas Portman
Name: W. Thomas Portman
Title: Vice President

Loan Commitment: $20,000,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	CALYON NEW YORK BRANCH

By: /s/ John Wain
Name: John Wain
Title: Managing Director

By: /s/ Daniel Reddy
Name: Daniel Reddy
Title: Director

Loan Commitment: $20,000,000

Counterpart Signature Page to

Amendment to Secured Revolving Credit Agreement

BANK:	FIFTH THIRD BANK (EASTERN MICHIGAN), a Michigan banking corporation

By: /s/ Timothy J Kalil
Name: Timothy J Kalil
Title: Vice President

Loan Commitment: $9,000,000

CONSENT OF GUARANTORS

The undersigned, being the Guarantors under that certain Guaranty of Payment dated as of October 13, 2004 (“Guaranty”) executed by them for the benefit of the Administrative Agent and the Banks in connection with the Loans, consent to the foregoing Amendment, ratify and confirm the Guaranty and agree that the Guaranty is in full force and effect.

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By /s/ Steven E. Eder
Name: Steven E. Eder
Title: Authorized Signatory

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member

By /s/ Steven E. Eder
Name: Steven E. Eder
Title: Authorized Signatory